UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

November 13, 2014

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Jackson Boulevard

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01OTHER EVENTS

As previously announced, at 12:01 Eastern Time on November 13, 2014 Cash America International, Inc. (“Cash America”) completed the distribution of 80 percent of the outstanding shares of Enova International, Inc. (“Enova”) to Cash America’s shareholders in a tax-free distribution (the “Spin-off”).  Cash America distributed to its shareholders 0.915 shares of Enova common stock for every one share of Cash America’s common stock held as of the close of business on November 3, 2014, which was the record date for the Spin-off.  Fractional shares of Enova common stock were not distributed. Any fractional shares of Enova common stock were aggregated and sold in the open market, and the aggregate net proceeds of the sales were distributed ratably in the form of cash payments to Cash America’s shareholders of record who were otherwise entitled to receive a fractional share of Enova common stock.  As a result of the Spin-off, Enova is now an independent public company, and its common stock is listed on the New York Stock Exchange under the ticker symbol “ENVA.”

On November 13, 2014, Enova issued a press release announcing the completion of the Spin-off and the start of “regular way” trading for Enova on the New York Stock Exchange.  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibit No.	Description
99.1	Enova International, Inc. press release dated November 13, 2014

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements about the business, financial condition, operations and prospects of Enova. The actual results of Enova could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign consumer credit, tax and other laws and governmental rules and regulations applicable to Enova’s business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the United States and the Financial Conduct Authority in the United Kingdom, including the effect of and compliance with a consent order entered into with the Consumer Financial Protection Bureau in November 2013 and changes to Enova’s U.K. business practices as a result of adapting Enova’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where Enova operates or in the future may operate; risks related to the spin-off of Enova from Cash America; Enova’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for Enova; public and regulatory perception of Enova’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect Enova, its products or its arbitration agreements; fluctuations, including a sustained decrease, in economic conditions; a prolonged interruption in Enova’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for Enova’s services and changes in competition; Enova’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; Enova’s ability to attract and retain qualified executive officers; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in Enova’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on Enova’s business or the markets in which it operates; and other risks and uncertainties indicated in Enova’s filings with the SEC. These risks and uncertainties are beyond the ability of Enova to control, nor can Enova predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: November 13, 2014	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Enova International, Inc. press release dated November 13, 2014